EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated effective as of January 1, 2011 (the “Effective Date”), is entered into on January 25, 2011, by and between Davi Luxury Brand Group, Inc. (f/k/a Dafoe Corp.), a Nevada corporation (the “Company”), and Parrish Medley (“Executive”).

WHEREAS, the Company has offered and Executive has accepted a position of employment with the Company; and

WHEREAS, since January 1, 2011, Executive has furnished services to the Company with the understanding that the Company and Executive would enter into this Agreement to document the terms and conditions previously agreed upon by each of the Company and Executive; and

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Term of Employment.  The Company hereby agrees that, commencing on the Effective Date, the Company shall employ Executive as the Company’s Chief Executive Officer (“CEO”), and Executive hereby agrees to accept such employment, upon the terms and subject to the conditions hereinafter set forth.  The term of Executive’s employment hereunder (the “Term”) shall commence as of the Effective Date, and shall continue until the fourth anniversary of the Effective Date, subject to earlier termination as provided in Section 4 of this Agreement.

2.

Position, Duties and Obligations of Employment.

(a)

Position.  The Company agrees to employ Executive under this Agreement in the position of CEO.  Executive shall perform such duties and functions as are customarily performed by a CEO of a corporation the size and nature of the Company, including the duties and functions from time to time assigned to him by Company’s Board of Directors (the “Board”) that are consistent with such title and position.

(b)

Obligations.  So long as Executive is employed by the Company under this Agreement, he shall devote the necessary amount of Executive’s time, energy and efforts to the business of the Company, and to use Executive’s best efforts and abilities faithfully and diligently to promote the business interests of the Company, consistent with the highest and best standards of the industry and in compliance with all applicable laws, ordinances, statutes and regulations relating to the conduct of the business of Company.  Nothing herein shall, however, require Executive to provide services on a full-time basis.  In addition, nothing in this Agreement shall preclude Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and/or services do not interfere or conflict with his responsibilities or duties to the Company.

(c)

Additional Obligations.  Executive’s employment shall also be governed by the policies, procedures, terms and benefits as may be set forth in any employee handbook, operations manual and any other written documentation presented to Executive by the Company and applicable to all employees of the Company generally.  Additionally, the Company and Executive acknowledge that Executive is currently the President, Chief Financial Officer, and a director of Regal Group, Inc. (the “Other Position”).  Executive represents that his obligations to the Other Position will not impinge on or conflict with his duties and obligations to Company under this Agreement. The Company agrees that Executive may continue to hold the Other Position during the term of this Agreement.

(d)

Compliance.  Executive shall use his best efforts to maintain the Company’s compliance with all SEC rules, regulations and reporting requirements for publicly traded companies, including, without limitation, overseeing, and preparing and filing with the SEC all periodic reports the Company is required to file under the Securities Exchange Act of 1934, as amended.  Executive shall at all times comply, and cause the Company to comply, with the then-current good corporate governance standards and practices as prescribed by the SEC, any exchange on which the Company’s capital stock or other securities may be traded and any other applicable governmental entity, agency or organization.

(e)

Opportunities.  Executive shall make available to the Company and present to the Board all business opportunities of which he becomes aware, which are relevant to the business of the Company, and to no other person or entity or to himself individually.

3.

Compensation and Other Benefits.

(a)

Salary.  The Company shall pay the Executive, for the period commencing on the Effective Date and continuing during the remainder of the Term, $8,000 per calendar month, which shall be paid in arrears at the end of each calendar month (the “Salary”).

(b)

Options.  In the event that the Company adopts or otherwise implements a stock incentive plan during the Term whereby the Company may grant stock options or other capital interests of the Company to any directors, officers, key employees, employees or consultants, the Company hereby agrees in good faith to grant Executive capital interests pursuant to such plan on a substantially similar basis as granted to the executive officers and/or key employees of the Company.

(c)

Bonus.  Employee shall also be eligible to receive bonuses from time to time based on the terms and conditions agreed upon by the Board.

(d)

Business Expenses.  During the Term, the Company shall promptly reimburse Executive for all reasonable, out-of-pocket business expenses incurred in the performance of his duties hereunder consistent with the Company’s policies and procedures, in effect from time to time, with respect to travel, entertainment and other business expenses customarily reimbursed to senior executives of the Company in connection with the performance of their duties on behalf of the Company.

(e)

Medical and Other Benefits.  The Company has not implemented any medical, dental, life and long-term and short-term disability insurance programs, pension and retirement programs, or other fringe benefit programs for its officers or employees.  However, in the event that the Company does adopt or implement any such benefit plan or program during the Term, the Company shall provide such benefits to Executive in the same manner as such benefits are made available to the other executive officers of the Company from time to time.  Nothing herein, however, is intended or shall be construed to require the Company to institute any particular plan or benefit.

(f)

Vacation.  Executive shall accrue two weeks paid vacation during each 12-month period that he is employed hereunder, provided that the maximum vacation pay Executive may have accrued at any time shall equal three weeks.  If Executive’s earned but unused vacation pay reaches this maximum, he will not accrue any additional vacation pay.  If Executive later uses enough vacation pay to fall below the maximum, he will resume earning vacation pay from that day forward.  In such a case, no vacation pay will be earned for the period in which Executive’s unused vacation pay was at the maximum.

(g)

Withholding.  The Company may deduct from any compensation payable to Executive amounts sufficient to cover Executive’s share of applicable federal, state and/or local income tax withholding, social security payments, state disability and other insurance premiums and payments.

(h)

Compensation Upon Termination.  Upon termination of Executive’s employment under this Agreement for any reason, the Company shall pay Executive (or his estate, as applicable) any and all unpaid amounts of his Salary through the date of termination, and Executive shall not be entitled to any other payments hereunder.

4.

Termination of Employment.  Executive’s employment pursuant to this Agreement shall terminate on the earliest to occur of the following:

(a)

upon the death of Executive; or

(b)

Executive’s disability if Executive is unable to perform the duties of his employment on a full time basis for more than 90 days in any 12-month period of time, as determined by the Board; or

(c)

the fourth anniversary of the Effective Date; or

(d)

upon delivery to Executive of written notice of termination by the Company for Cause.  For purposes of this Agreement, “Cause” shall mean any of the following:  (i) Executive materially breaches any obligation, duty, or covenant under this Agreement, which breach is not cured or corrected within fifteen (15) days of receipt by Executive of written notice thereof from the Company (except for breaches of Section 5 of this Agreement, which cannot be cured and for which the Company need not give any opportunity to cure), (ii) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (iii) a continuing failure by Executive to perform assigned duties after receiving written notification of such failure from the Board, (iv) Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, (v) Executive’s gross negligence or willful misconduct with respect to the Company, (vi) Executive’s commission of an act of fraud or misappropriation of funds upon the Company, or (vii) Executive breaches the Company’s code of conduct or code of ethics as in effect from time to time; or

(e)

upon delivery of written notice from Executive to the Company for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean: (i) without Executive’s consent, the Company changes Executive’s position or duties to such an extent that his duties are no longer consistent with the positions of CEO of the Company, or (ii) Company materially breaches any term of this Agreement which breach continues uncured following fifteen (15) days written notice by Executive to the Company of such breach.

5.

Indemnification.

The Company agrees to indemnify and hold harmless Executive from and against any losses, claims, damages or liabilities related to or arising out of this engagement and the services provided by Executive pursuant to this Agreement, and will reimburse Executive for all expenses (including counsel fees and court costs) as they are incurred by Executive in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Executive is a party.  If a claim for indemnification hereunder is to be made by Executive, Executive shall provide prompt written notice to the Company of the commencement of such action or assertion of such claim, but the failure to give such notice shall not affect any obligation of the Company to indemnify such party, except to the extent (and only to the extent) that the Company is prejudiced in its defense of the claim.  The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses that are determined by a court of competent jurisdiction to have resulted from Executive’s willful misconduct.  Executive’s rights under this Section 5 shall be in addition to, and not  in lieu of, any and all other rights of Executive under applicable law or any agreement with the Company regarding indemnification.

6.

Inventions.

(a)

All processes, technologies and inventions relating to the business of the Company (collectively, “Inventions”), including new contributions, improvements, ideas, discoveries, trademarks and trade names, conceived, developed, invented, made or found by Executive, alone or with others, during his employment by the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company’s time or with the use of the Company’s facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by Executive to the Company.  Executive shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to assign or otherwise to vest title to any such Inventions in the Company and to enable the Company, at its sole expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

(b)

If Executive breaches Section 6(a) above, or in the event that any such breach is threatened by Executive, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Section 5.

7.

Miscellaneous.

(a)

No Violation of Other Agreements.  Each of the parties hereto represents and warrants that its or his respective execution, delivery, or performance of this Agreement does not conflict with, or violate the terms of, any other agreement to which each is a party or by which each is bound.

(b)

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.  Executive may not assign any of his rights and obligations under this Agreement.  The Company may assign its rights and obligations under this Agreement to any successor entity.

(c)

Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered by hand and receipted for by the party to whom said communication shall have been directed; or (ii), if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which said communication is so mailed and addressed to the appropriate party at the following address:

If to Executive:	Parrish Medley 8927 St. Ives Drive Los Angeles, CA 90069
If to the Company:	Davi Luxury Brand Group, Inc. 9426 Dayton Way Beverly Hills, CA 90210 Attention: Chairman
With a copy to:	TroyGould PC 1801 Century Park East Suite 1600 Los Angeles, CA 90067 Attention: Istvan Benko, Esq.

A party may change its address by delivering notice of such change in the manner set forth in this Section 7(c).

(d)

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without resort to conflict of laws principles.

(e)

Severability.  Each of the provisions of this Agreement are separate and distinct and independent of one another, so that if any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement is so held to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to amend such provision or to delete specific words or phrases so that such provision shall then be enforceable to the fullest extent permitted by law unless such change is contrary to the intent of the parties hereto.

(f)

Captions.  The captions, headings and titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

(g)

Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

(h)

Equal Drafters Clause.  Each party to this Agreement has participated in the negotiation of the terms of this Agreement.  Therefore, any construction to be made as to this Agreement shall not be for or against either party on the basis that either party was the “drafter” or “preparer.”

(i)

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(j)

Entire Agreement; Amendment.  This Agreement: (i) contains a complete statement of all the arrangements between the parties with respect to Executive’s engagement by the Company; (ii) supersedes all prior and existing negotiations and agreements between the parties concerning Executive’s engagement; and (iii) can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE _/s/ Parrish Medley_____ Parrish Medley	DAVI LUXURY BRAND GROUP, INC. _/s/ Carlo Mondavi______ By: Carlo Mondavi Its: Chairman